UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

CARVANA CO.
(Exact name of registrant as specified in its charter)

Delaware		001-38073		81-4549921
(State or other jurisdiction of incorporation)		(Commission File Number)		(I.R.S. Employer Identification No.)

		1930 W. Rio Salado Parkway
	Tempe	Arizona	85281
		(Address of principal executive offices, including zip code)

(480) 719-8809
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	CVNA	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2020, Carvana Co. (the “Company”) held its 2020 Annual Meeting of Shareholders. Holders representing 926,523,172.40 votes of a total 947,261,879.60 votes were present at the meeting in person or by proxy. Votes were cast as follows:

Item 1: Election of directors

Each of the following directors received the affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum was present, and were elected for a three-year term expiring at the Company's 2023 Annual Meeting or until their respective successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Michael Maroone	914,518,652.40	5,964,764.00	6,039,756.00
Neha Parikh	914,406,936.40	6,076,480.00	6,039,756.00

Item 2: Ratification of appointment of Grant Thornton LLP as Carvana Co.'s independent registered public accounting firm for the year ending December 31, 2020

The Company's shareholders ratified the appointment of Grant Thornton LLP as the Company's independent auditor for the year ending December 31, 2020.

For	Against	Abstain
926,440,578.40	50,760.00	31,834.00

Item 3: Approval, by an advisory vote, of Carvana’s executive compensation (i.e., “say-on-pay” proposal)

The Company's shareholders approved, by an advisory vote, Carvana’s executive compensation.

For	Against	Abstain	Broker Non-Votes
920,225,706.40	221,188.00	36,522.00	6,039,756.00

Exhibit No.	Description

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 27, 2020	CARVANA CO.

		By:	/s/ Mark Jenkins
		Name:	Mark Jenkins
		Title:	Chief Financial Officer